Exhibit 10.41

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”) is made and entered into as of August 1, 2013 (the “Effective Date”) by and among CIG Wireless Corp., a Nevada corporation (the “Company”), the holders of the Company’s capital stock listed on Schedule 1 hereto (each, an “Investor” and collectively, the “Investors”) and, solely for the purposes of Articles 4 and 5 hereof, Fir Tree Capital Opportunity (LN) Master Fund, LP, a Cayman Islands exempted limited partnership and Fir Tree REF III Tower LLC, a Delaware limited liability company (each, a “Fir Tree Fund” and together, the “Fir Tree Funds”).

RECITALS

WHEREAS, the Company and Liberty Towers, LLC, a Delaware limited liability company, are parties to that certain Purchase & Sale Agreement (the “Purchase & Sale Agreement”), dated as of May 3, 2013;

WHEREAS, in connection with the closing of the Purchase & Sale Agreement, the Company is issuing shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) to the Investors as set forth on Schedule 1 (such shares of Common Stock, including any securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock, the “Shares”);

WHEREAS, on the Effective Date, the Company is entering into a Securities Purchase Agreement, by and among the Company, on the one hand, and the Fir Tree Funds, on the other hand (the “Purchase Agreement”), pursuant to which the Company is issuing, on the Effective Date, and, may issue in one or more closings, shares of the Company’s Series A-1 Non-Convertible Preferred Stock, par value $0.00001 per share and shares of the Company’s Series A-2 Convertible Preferred Stock, par value $0.00001 per share (the “Series A-2 Preferred Stock”) to the Fir Tree Funds as described in the Securities Purchase Agreement (the “Financing Transaction”); and

WHEREAS, in connection with the closing of the Purchase & Sale Agreement and in order to induce the Fir Tree Funds to consummate the Financing Transaction, the parties have agreed to certain rights, as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties contained herein, the parties agree as follows:

AGREEMENT

1.          Call Right.

a.           The Investors agree that at any time during the Call Period (as hereinafter defined), the Company shall have the right and option to purchase all, but not less than all, of the Shares from the Investors as set forth herein (the “Call Right”).

1

Exhibit 10.41

b.           The Call Right shall be exercisable for a period from January 1, 2015 to and including December 31, 2015 (the “Call Period”) by the Company delivering written notice (a “Call Notice”) to the Investors’ Representative (as hereinafter defined) of its election to exercise the Call Right.

c.           The purchase price for the Shares purchased under this Article 1 shall be the greater of (i) $1.00 per share (as adjusted to reflect stock splits, stock dividends, reclassifications, or similar events after the Effective Date), or (ii) Fair Market Value (as hereinafter defined) as of the date of the Call Notice. Notwithstanding the foregoing, if (x) the Company exercises the Call Right at a time when (i) the Company has engaged an investment banker for the sale of the entire Company (a “Sale Transaction”), and (ii) the Company is actively engaged in such sale process, and (y) the Company consummates a Sale Transaction within 180 days after the date of the Call Notice, then the Company shall pay to the Investors as additional purchase price for such Shares, an amount equal to the difference (but not less than zero) of (a) the amount the Investors would have received in respect of the Shares sold pursuant to the Call Right as if they had owned such Shares upon consummation of the Sale Transaction minus (b) the amount received by the Investors for such Shares at the Call Closing (as hereinafter defined), provided, that, if the consideration the Investors would have received in respect of such Shares in the Sale Transaction is in a form other than cash, the Investors shall be paid such additional purchase price in that same form of non-cash consideration, provided, further, to the extent any consideration in the Sale Transaction is payable after the closing thereof, then a pro rata portion of any amount payable to the Investors under this Section 1(c) shall likewise be payable as, if and when paid pursuant to such Sale Transaction.  Subject to the foregoing proviso, any additional purchase price payable to the Investors pursuant to the immediately preceding sentence shall be paid to the Investors no later than ten (10) days after the date on which the Investors would have received such consideration had they participated as selling parties in the Sale Transaction.

d.           The closing for the Shares purchased under this Article 1 (the “Call Closing”) shall occur at such place, date and time as the Investors’ Representative and the Company shall mutually agree in writing. If such parties cannot so agree on or before the fifth (5th) business day following the final determination of Fair Market Value with respect to the Call Right exercised under this Article 1, the Call Closing shall take place at 10:00 a.m. local time at the Company’s principal business office on the fifth (5th) business day after such final determination. At the Call Closing, the Investors shall deliver all of the certificates evidencing the Shares (or other applicable transfer instruments), duly endorsed for transfer and such Shares shall be free and clear of all Liens (as hereinafter defined), and each of the Investors shall severally, and not jointly and severally, so represent and warrant, and shall further severally, and not jointly and severally, represent and warrant that it is the sole beneficial and record owner of its respective Shares, with the full right, power and authority to convey such Shares to the Company. At the Call Closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate to effectuate such closing. Payment of the purchase price for any Shares purchased under this Article 1 shall be made by the Company in cash at the Call Closing by wire transfer of immediately available funds to an account designated in writing by the Investor Representative against delivery of the Shares as aforesaid. For purposes of this Agreement, “Lien” means any lien, charge, claim, encumbrance, liability, obligation, pledge, security interest, mortgage, deed of trust, right of first refusal or right of first offer, preemptive right, subscription right, or other rights, restrictions or limitations of any kind.

2

Exhibit 10.41

e.           From the Effective Date until the expiration of the Call Period, no Investor shall, directly or indirectly: (1) offer, pledge, assign, exchange, encumber, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, dispose of, or suffer to exist any Lien on, the Shares other than (i) in accordance with this Article 1, (ii) pursuant to its co-sale rights in accordance with Article 4, or (iii) pursuant to a transfer or distribution of such Shares to an Affiliate (as hereinafter defined) of such Investor, provided that such Affiliate shall have first executed and delivered to the Company a counterpart of this Agreement subjecting such Affiliate to the terms and conditions hereof; or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In furtherance of the foregoing, (x) the Investors agree and consent to the entry of stop transfer instructions with any duly appointed transfer agent of the Company for the registration or transfer of the Shares against the transfer of any such securities except in compliance with the foregoing restrictions, and (y) the Company, and any duly appointed transfer agent of the Company for the registration or transfer of the Shares, are hereby authorized (A) to decline to make any transfer of Shares if such transfer would constitute a violation or breach of this Agreement, and (B) to imprint on any certificate evidencing the Shares a legend describing the restrictions contained herein. For purposes of this Agreement, “Affiliate” means, with respect to any entity, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with, such entity, whether by contract, ownership of voting securities, ability to elect a majority of the governing body or otherwise.

2.          Put Rights.

a.           In the event that prior to August 1, 2018 (the “Put Right Date”):

(i)          the Company is not listed on NYSE MKT LLC, The Nasdaq Stock Market LLC (Global Select, Global and Capital Markets), New York Stock Exchange LLC or any successor exchange registered as a “national securities exchange” under Section 6 of the Securities Exchange Act of 1934, as amended or the Toronto Stock Exchange, the TSX Venture Exchange, or any successor exchange in Canada; or

(ii)         there has not been a Proposed Transaction (as hereinafter defined) in which the Investors have had an opportunity to sell all of their Shares pursuant to Article 4; then the Investors shall have the right and option to require the Company to purchase all or any portion of the Shares from the Investors as set forth in this Article 2 (the “Put Right”).

3

Exhibit 10.41

b.           The Put Right shall be exercisable for a period of thirty (30) days after the Put Right Date (the “Put Expiration Date”) by the Investors’ Representative delivering written notice (a “Put Notice”) to the Company of its election to exercise the Put Right with respect to the number of Shares specified in the Put Notice; provided, that, subject to, and not in limitation of, Section 1(e) above, the Put Right shall only be exercisable if, at the time of delivery of a Put Notice, (x) all Shares with respect to which the Put Right is being exercised, as specified in such Put Notice, shall be free and clear of all Liens, and (y) no Investor shall have entered into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Shares, whether to be settled by delivery of Common Stock or such other securities, in cash or otherwise, that has not been irrevocably terminated prior to the time of delivery of such Put Notice.

c.           The purchase price for any Shares purchased under this Article 2 shall be Fair Market Value as of the Put Right Date.

d.           A closing for any Shares purchased under this Article 2 (a “Put Closing”) shall occur at such place, date and time as the Investors’ Representative and the Company shall mutually agree in writing. If such parties cannot so agree on or before the fifth (5th) business day following the final determination of Fair Market Value with respect to the Put Right exercised under this Article 2, the Put Closing shall take place at 10:00 a.m. local time at the Company’s principal business office on the fifth (5th) business day after such final determination. At the Put Closing, the Investors shall deliver all of the certificates evidencing the Shares specified in the Put Notice (or other applicable transfer instruments), duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Shares shall be free and clear of all Liens, and each of the Investors shall severally, and not jointly and severally, so represent and warrant, and shall further severally, and not jointly and severally, represent and warrant that it is the sole beneficial and record owner of its respective Shares, with the full right, power and authority to convey such Shares to the Company. At the Put Closing, all of the parties to the transaction shall execute such additional documents as are otherwise reasonably necessary or appropriate to effectuate such closing. Payment of the purchase price for any Shares purchased under this Article 2 shall be made by the Company in cash at the Put Closing by wire transfer of immediately available funds to an account designated in writing by the Investors’ Representative against delivery of the Shares as aforesaid.

3.          Fair Market Value.

a.           For purposes of this Agreement, “Fair Market Value” shall mean fair market value of the Common Stock in an arms’ length third-party sale of the entire Company determined as of the date of the Call Notice or the Put Right Date, as applicable, between an informed and willing buyer and an informed and willing seller (neither being under any compulsion to buy or sell).

4

Exhibit 10.41

b.           The parties to a Call Right transaction or Put Right transaction, as applicable, shall negotiate in good faith the Fair Market Value of the Shares for purposes of such transaction promptly after the exercise thereof. If the parties to such transaction are unable to mutually agree on Fair Market Value within thirty (30) days of delivery of a Call Notice or Put Notice, as applicable, Fair Market Value shall be determined by a qualified independent appraiser (the “Independent Appraiser”) mutually selected by the Company and the seller(s) in the transaction (the “Seller Party”). If the parties are unable to agree on the selection of the Independent Appraiser, then upon written demand of either party, the Company and the Seller Party shall each choose one independent appraiser, and the two independent appraisers so chosen shall be instructed to select a third independent appraiser of national standing, with experience valuing companies in the cell tower industry similar to the Company, as soon as reasonably practicable, but in any event within ten (10) days, to act as the Independent Appraiser. In the event that a party fails to designate an independent appraiser pursuant to the preceding sentence within five (5) business days after written demand of the other party, then the one appraiser who was timely designated shall act as the Independent Appraiser. The Independent Appraiser shall be instructed to determine (it being understood that in making such determination, the Independent Appraiser shall be functioning as an expert and not as an arbitrator), Fair Market Value in accordance with the terms of this Agreement, as soon as reasonably practicable, but in any event within thirty (30) days after selection, and shall be directed to issue a written determination of Fair Market Value, which determination shall be final, conclusive and binding on the parties absent manifest error. In determining Fair Market Value, the Independent Appraiser, (x) shall be permitted, and may be informed that he/she is permitted but not obligated to, disregard the trading price of the Common Stock (as listed on the market on which the Common Stock is then traded, if applicable) in arriving at its determination of Fair Market Value and not treat such trading price as dispositive or indicative of fair market value, (y) shall not take into account any minority or illiquidity discounts, and (z) provided that both the Seller Party and the Company submitted their respective proposed Fair Market Values to the Independent Appraiser, may not assign a Fair Market Value to the Shares greater than the greater value claimed by either the Company, on the one hand, or the Seller Party, on the other hand, or less than the smallest value claimed by the Company, on the one hand, or the Investors, on the other hand. The fees and expenses of the Independent Appraiser (and each individually selected appraiser hereunder) shall be borne one-half (1/2) by the Company and one-half (1/2) by the Seller Party. If there is more than one Seller Party with respect to a given transaction, the Investors’ Representative shall act on their behalf, even if such Investors’ Representative is not then a Seller Party.

5

Exhibit 10.41

4.          Co-Sale Rights; Drag Along.

a.           If at any time prior to the Put Right Date, one or more of the Fir Tree Funds, proposes to, directly or indirectly, transfer, sell, assign or otherwise dispose of (with the exception of any pledges, encumbrances or other Liens securing any indebtedness) shares of Common Stock or Series A-2 Preferred Stock (such shares of Common Stock or Series A-2 Preferred Stock, including any securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Common Stock or Series A-2 Preferred Stock, the “Subject Securities”) to another person or entity (subject to Section 4(j)) (a “Proposed Transaction”), such Fir Tree Fund(s) (the “FT Selling Parties”), shall provide written notice to the Investors’ Representative (a “Co-Sale Notice”) of the material terms and conditions of such Proposed Transaction at least ten (10) days prior to the consummation of such Proposed Transaction. The Investors shall have the right and option to participate in the Proposed Transaction on a pro rata basis with the FT Selling Parties and on the same terms and conditions, including the same price per share (the “Co-Sale Option”) as the FT Selling Parties. To the extent one or more Investors exercises its Co-Sale Option in accordance with Section 4(b) (the Investors making such election being the “Participating Investors,” and, collectively with the FT Selling Parties, the “Co-Selling Parties”), the amount of Subject Securities that the FT Selling Parties may transfer in the Proposed Transaction shall be correspondingly reduced to the extent that the applicable buyer does not purchase all of the Shares subject to the Co-Sale Option exercised in accordance with Section 4(b).

b.           Each Investor shall have the right and option to exercise the Co-Sale Option by giving written notice of such intent to participate (the “Co-Sale Acceptance Notice”) to the FT Selling Parties within ten (10) days after receipt by such Investor of the Co-Sale Notice (the “Co-Sale Election Period”). Each Co-Sale Acceptance Notice shall indicate the maximum number of Shares which such Investor wishes to sell, including the number of Shares the Investor would sell if one or more other Investors do not elect to participate in the sale on the terms and conditions stated in the Co-Sale Notice.

c.           Each Investor shall have the right and option to sell a portion of its Shares pursuant to the Proposed Transaction up to that number of shares which is equal to the product of (x) the number of shares of Common Stock then owned by such Investor, multiplied by (y) a fraction, the numerator of which is the number of shares of Common Stock (directly and underlying any shares of Series A-2 Preferred Stock) then being sold by the FT Selling Parties, and the denominator of which is the total number of shares of Common Stock (directly and underlying any shares of Series A-2 Preferred Stock) then owned by the FT Selling Parties, in each case, as of the date of the Co-Sale Notice. In the event any Investor does not elect to sell the full amount of such Shares which such Investor is entitled to sell pursuant to this Article 4, then the Participating Investors shall have the right and option to sell up to the number of Shares not elected to be sold by such Investor, on a pro-rata basis (based on the maximum number of Shares stated in each such Investor’s Co-Sale Acceptance Notice).

d.           Within ten (10) days after the end of the Co-Sale Election Period, the FT Selling Parties shall promptly notify the Investor Representative of the number of Shares held by each Participating Investor that will be included in the sale and the date on which the Proposed Transaction will be consummated, which shall be on or before the later of (i) ninety (90) days after the end of the Co-Sale Election Period and (ii) the satisfaction of any governmental approval or filing requirements, if any (the “Co-Sale Period”).

e.           Upon delivery of a Co-Sale Acceptance Notice, each Participating Investor that has delivered such Co-Sale Acceptance Notice shall be obligated:

(i)          to sell to such proposed buyer on the same terms and conditions as the Proposed Transaction (subject to Sections 4(f) and 4(i)), concurrently with the other Co-Selling Parties, the number of Shares set forth in the Co-Sale Acceptance Notice (such number not to exceed the total number of Shares calculated pursuant to Section 4(c) with respect to such Participating Investor) so long as such sale occurs within the Co-Sale Period; and

6

 Exhibit 10.41

(ii)         to make the same representations and warranties and agree to the same covenants (subject to Section 4(i)) as each of the FT Selling Parties makes and agrees to with respect to itself in its capacity as an owner of Subject Securities in connection with such Proposed Transaction.

f.            To the extent not paid by the Company or the proposed buyer, in connection with the completion of the Proposed Transaction, all actual and reasonable out-of-pocket costs and external expenses reasonably incurred by the FT Selling Parties and the other Co-Selling Parties in connection with such Proposed Transaction shall be borne on a pro rata basis in accordance with the number of shares of Common Stock (determined on an as-converted basis) actually sold by each of the FT Selling Parties and the other Co-Selling Parties.

g.           Subject to the provisions of this Article 4, all determinations as to whether to complete any Proposed Transaction and as to the timing, manner and other terms of any such Proposed Transaction shall be at the sole discretion of the FT Selling Parties; provided, that the Proposed Transaction is consummated (i) within the Co-Sale Period, (ii) at the price per set forth in the Co-Sale Notice and (iii) on terms and conditions that are not materially different than the terms and conditions set forth in the Co-Sale Notice. No Investor shall have any right to and shall not, without the prior written approval of the FT Selling Parties, communicate directly or indirectly with, or negotiate any terms of the Proposed Transaction with the buyer in the Proposed Transaction. Notwithstanding the foregoing, a Proposed Transaction may be consummated by the FT Selling Parties and, if any of them so elect in their sole discretion, one or more of the Participating Investors on less advantageous terms to them (which may include a decrease in the price per share) than those set forth in the Co-Sale Notice, in which case such Proposed Transaction, if consummated, will be consummated on such new terms and will not again be subject to the provisions of this Article 4 so long as such Proposed Transaction is consummated within the applicable Co-Sale Period and provided that any of the original Participating Investors that do not elect to sell on such less advantageous terms are permitted to participate in the Proposed Transaction at the price per set forth in the Co-Sale Notice and on terms and conditions that are not materially different than the terms and conditions set forth in the Co-Sale Notice. With respect to any Subject Securities referred to in a Co-Sale Notice that are not sold by the FT Selling Parties on or prior to the expiration of a Co-Sale Period, such Subject Securities will again be subject to the provisions of this Article 4 upon any subsequent applicable sale of such Subject Securities by such FT Selling Party. In the event that a Proposed Transaction is not consummated within the Co-Sale Period or the applicable buyer fails timely to remit to each Participating Investor its respective portion of the sale proceeds, such Proposed Transaction shall be deemed to lapse, and any transfer of Subject Securities by an FT Selling Party pursuant to such Proposed Transaction shall be in violation of the provisions of this Agreement unless the FT Selling Parties send a new Co-Sale Notice and once again complies with the provisions of this Article 4 with respect to such Proposed Transaction, to the extent applicable.

7

Exhibit 10.41

h.           Each Participating Investor shall effect its participation in any Proposed Transaction hereunder by delivery to the applicable buyer, or to the FT Selling Parties for delivery to the applicable buyer, of one or more instruments or certificates, duly endorsed for transfer, evidencing the Shares the Participating Investor elects to sell pursuant thereto. At the time of consummation of the Proposed Transaction, the applicable buyer shall remit directly to each Participating Investor that portion of the sale proceeds to which the Participating Investor is entitled by reason of its participation with respect thereto. No Subject Securities may be purchased by the applicable buyer from the FT Selling Parties unless the applicable buyer simultaneously purchases from the Participating Investors all of the Shares that they have elected to sell pursuant to and in accordance with this Article 4.

i.            In connection with a Proposed Transaction, all Participating Investors shall be required to make the same representations and warranties and agree to the same covenants as the FT Selling Parties make and agree to with respect to themselves in their capacity as owners of Subject Securities; provided, however, that each of the Participating Investors shall only be required to provide (if applicable), several, and not joint and several, indemnification (if such sale contemplates indemnification) (a) up to its pro rata portion (as determined by the proceeds such Participating Investor would receive in such sale prior to reduction for any indemnification claims) of any such indemnification obligation if such indemnification relates to representations or matters relating to the Company and its Subsidiaries and (b) up to the amount of its proceeds if such indemnification relates to such Participating Investor’s individual representations, warranties and covenants including in relation to (i) such Participating Investor’s ownership of, and title to, the Securities to be Transferred by such Member, (ii) such Participating Investor’s authority, power and right to enter into and consummate the transaction and (iii) matters otherwise relating solely to such Participating Investor. For the avoidance of doubt, each Investor acknowledges and agrees to the right of the FT Selling Parties to hold back any portion of the proceeds in connection with a Proposed Transaction in order to satisfy any post-transaction indemnification, purchase price adjustment or other similar escrow or holdback obligation, so long as such amounts are allocated pro rata among all Co-Selling Parties Members, based on the proceeds received in the Proposed Transaction.

j.            This Article 4 shall not apply to: (i) transfers or distributions of Subject Securities by the Fir Tree Funds or any of their respective Affiliates or managed funds or accounts, to any of their respective investment advisors, general partners, managers, limited partners, members, stockholders or Affiliates, or to any partnership, corporation, limited liability company or pooled investment vehicle controlled or managed by any such entity (each, an “FT Affiliate”), provided that such FT Affiliate shall have first executed and delivered to the Company a counterpart of this Agreement subjecting such FT Affiliate to Articles 4 and 5 hereof; (ii) any sale of securities by the Fir Tree Funds or any of their respective FT Affiliates in open market transactions; (iii) any redemption of Series A-2 Preferred Stock from the Fir Tree Funds or any of their respective FT Affiliates by the Company in accordance with the terms of the Series A-2 Preferred Stock redemption rights as set forth in the Company’s certificate of incorporation on the Effective Date; (iv) in connection with a sale of more than fifty (50%) percent of the outstanding voting securities of the Company, whether by merger, consolidation, joint venture, exchange or otherwise (a “Change of Control”), provided that pursuant to such Change of Control each Investor is permitted to sell at least the number of Shares that such Investor would have otherwise been permitted to sell if such Change of Control was subject to this Article 4 (calculated pursuant to Section 4(c)) (a “Qualified Change of Control”); or (v) transfers or distributions of Subject Securities by the Fir Tree Funds or any of their respective FT Affiliates in one transaction or a series of transactions unless and until the aggregate amount of Subject Securities transferred in all such transaction(s) exceeds five (5%) percent of the number of shares of Common Stock (directly and underlying any shares of Series A-2 Preferred Stock) held by the Fir Tree Funds or any of their respective FT Affiliates on the Effective Date.

8

Exhibit 10.41

k.          If at any time prior to the Put Right Date, the Company proposes to consummate a Qualified Change of Control, the Fir Tree Funds shall have the right and option to require such Investor to participate in the Qualified Change of Control (a “Drag-Along Sale”) on a pro rata basis (the “Drag-Along Option”) by giving written notice of such election (the “Drag-Along Notice”) to such Investor. Each Drag-Along Notice shall indicate the number of Shares which such Investor is required to sell (the “Drag-Along Shares”). Each Investor that has received such Drag-Along Notice shall be obligated: (i) to sell to the proposed buyer on the terms and conditions of the Qualified Change of Control, the number of Drag-Along Shares set forth in the Drag-Along Notice so long as such Qualified Change of Control is consummated within ninety (90) days after the delivery of the Drat-Along Notice, or such longer period as is necessary to obtain regulatory or other third party approvals, after receipt by such Investor of the Drag-Along Notice; and (ii) to make the same representations and warranties and agree to the same covenants as each of the FT Selling Parties makes and agrees to with respect to itself in its capacity as an owner of Subject Securities in connection with such Qualified Change of Control.

l.            In connection with each Drag-Along Sale, each holder of a class or series of securities participating in that Drag-Along Sale shall be entitled to the same terms and conditions with respect to such class or series of securities as each other holder of such class or series.

m.           To the extent not paid by the Company or the buyer in such Drag-Along Sale, in connection with the completion of the Drag-Along Sale, all actual and reasonable out-of-pocket costs and expenses reasonably incurred by the participating Investors in connection with the transaction or transactions described in the Drag-Along Notice shall be borne on a pro rata basis in accordance with the number of Shares actually sold by each of the participating Investors. Subject to the provisions of this Article 4, all determinations to complete any Drag-Along Sale and as to the timing, manner, price and other terms of any such Drag-Along Sale shall be at the sole discretion of the Board of Directors of the Company. No Investor shall have any right to and shall not, without the prior written approval of the Company, communicate directly or indirectly with, or negotiate any terms of the Drag-Along Sale with the buyer(s) in the Drag-Along Sale.

n.           If any participating Investors shall fail to execute and deliver the definitive agreements governing the Drag-Along Sale, the Company shall have a power of attorney (which may be relied upon by the buyer(s) in any such sale) and for that purpose each of the Investors, without any further notice, action or deed, shall be deemed to have appointed, and does hereby appoint, the Company as such Investor’s agent and attorney-in-fact, with full power of substitution, for the purpose of executing and delivering the definitive agreements governing the Drag-Along Sale in the name and on behalf of such Investor and performing all such action as may be necessary or appropriate to consummate the sale of such Investor’s Shares pursuant to the definitive agreements governing the Drag-Along Sale.

9

Exhibit 10.41

5.          Miscellaneous.

a.           Investors’ Representative. Any action to be taken by the Investors, or by any Investor, pursuant to Article 1, 2 or 4 of this Agreement shall be taken for the Investors by Housatonic Equity Partners IV, L.L.C., or its designee, who shall serve as representative of the Investors (the “Investors’ Representative”). Any action taken by the Investors’ Representative shall be binding on each Investor. Each Investor, by its execution of this Agreement, hereby irrevocably appoints the Investors’ Representative as its agent, proxy and attorney-in-fact for all purposes of Articles 1, 2 and 4. The appointment of the Investors’ Representative shall be deemed coupled with an interest, and the Company, the Fir Tree Funds and any person or entity not a party to this Agreement shall be entitled to conclusively and absolutely rely, without inquiry, for all purposes on all acts, omissions, notices, instructions and communications of the Investors’ Representative as the acts, omissions, notices, instructions and communications of the Investors in all matters referred to herein and the delivery, in accordance with this Agreement, of any notices or communications to the Investors’ Representative shall be in all respects equivalent to delivery to the Investors until receipt of written notice of the appointment of a successor Investors Representative made in accordance with this Section 5(a). All decisions, instructions and other actions and omissions of the Investors’ Representative shall be final, conclusive and binding upon all Investors and no Investor shall have any cause of action against the Company or the Fir Tree Funds or any of their respective FT Affiliates for any action or omission by the Investors’ Representative in its role as such. At any time after the Effective Date, with or without cause, by a written instrument that is signed in writing by holders of at least a majority-in-interest of the Shares, and delivered to the Company and the Fir Tree Funds or any of their respective FT Affiliates, the Investors may remove and designate another Investor as a successor Investors’ Representative. If the Investors’ Representative shall at any time resign or otherwise cease to function in its capacity as such for any reason whatsoever, and no replacement is appointed by such holders of a majority-in-interest of the Shares within ten (10) days, then the Company shall have the right to appoint another Investor to act as the replacement Investors’ Representative who shall serve as described in this Agreement and, under such circumstances, the Company, the Fir Tree Funds or any of their respective FT Affiliates and any person or entity not a party to this Agreement shall be entitled to rely on any and all actions taken and decisions made by such replacement Investors’ Representative. All out-of-pocket fees, costs and expenses (including fees payable to counsel, accountants and other professionals) incurred by the Investors’ Representative in connection with performing such function and in connection with the transactions contemplated hereby, and all payments, damages, costs, fees and expenses in connection with any dispute with the Company or the Fir Tree Funds or any of their respective FT Affiliates under this Agreement, shall be paid solely by the Investors. Any amounts received by the Investors Representative pursuant to this Agreement shall be promptly disbursed by the Investors’ Representative to the Investors entitled to receive a portion of such amount in accordance with this Agreement. Each of the Investors shall indemnify and hold harmless each of the Company, the Fir Tree Funds or any of their respective FT Affiliates, and their respective Affiliates, from and against, any and all fees, expenses, costs, liabilities, obligations, losses, damages and claims suffered by any of them, arising from or relating to the act or omission of the Investors’ Representative, or any reliance by any of them on the act or omission of the Investors’ Representative.

10

Exhibit 10.41

b.           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto.

c.           Successors and Assigns; No Third Party Beneficiaries. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, permitted assigns and legal representatives of the parties, and neither this Agreement nor the rights and obligations hereunder shall be assigned by any party hereto except to the extent expressly permitted hereunder in connection with a permitted transfer of Shares. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors, assigns and legal representatives any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding anything herein to the contrary, the Investors shall not be permitted to assign their rights under Section 2 of this Agreement.

d.           Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of each of (i) the Company, (ii) the Fir Tree Funds and (iii) the Investor Representative. Any amendment or waiver effected in accordance with this Section 5(d) shall be binding upon the Company, the Fir Tree Funds, the Investors, and each of their respective successors and assigns.

e.           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) five days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified, (iii) two days after deposit with an airborne or overnight courier, specifying priority delivery, with written verification of receipt and properly addressed to the party to be notified, or (iv) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case, notice shall be sent to the addresses set forth on the signature page or on Schedule 1 hereto, or as subsequently modified by written notice to the other parties hereto.

f.            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

g.           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of any New York federal court or any New York State courts.

11

Exhibit 10.41

h.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

i.            Construction. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. This Agreement has been jointly negotiated and drafted by the parties hereto and in the event of any ambiguity nothing herein shall be construed against either party as the draftsperson.

[Signature Pages Follow]

12

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date set forth above.

THE COMPANY:

CIG Wireless Corp.

By:	/s/ Paul McGinn
	Name:	Paul McGinn
	Title:	President and Chief Executive
Officer

THE FIR TREE FUNDS, SOLELY FOR PURPOSES OF ARTICLES 4 and 5 OF THIS AGREEMENT:

FIR TREE REF III TOWER LLC

By:	/s/ Brian Meyer
	Name:	Brian Meyer
	Title:	Authorized Person

FIR TREE CAPITAL OPPORTUNITY (LN) MASTER FUND, LP

By:	/s/ Brian Meyer
	Name:	Brian Meyer
	Title:	Authorized Person

[Signature Page to Housatonic Rights Agreement]

THE INVESTORS:

HOUSATONIC EQUITY INVESTORS IV, L.P.

By:	Housatonic Equity Partners IV, L.L.C., its general partner

By:	/s/ William N. Thorndike, Jr.

Name: William N. Thorndike, Jr.

Title: Managing Director

HOUSATONIC EQUITY AFFILIATES IV, L.P.

By:	Housatonic Equity Partners IV, L.L.C., its general partner

By:	/s/ William N. Thorndike, Jr.

Name: William N. Thorndike, Jr.

Title: Managing Director

CHESAPEAKE TOWERS DEVELOPMENT, LLC

By:	/s/ B. Eric Sivertsen

Name: B. Eric Sivertsen

Title: Managing Director/CEO

[Signature Page to Housatonic Rights Agreement]

Schedule 1

Investors

Housatonic Equity Investors IV, L.P. 44 Montgomery Street, Suite 4010 San Francisco, CA 94104	7,693,007 Shares

Housatonic Equity Affiliates IV, L.P. 44 Montgomery Street, Suite 4010 San Francisco, CA 94104	354,648 Shares

Chesapeake Towers Development, LLC 51 Monroe Street, Suite Plaza East 7 Rockville, MD 20850	667,345 Shares